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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan of Peregrine Systems, Inc. of our report dated January 18, 2001, with respect to the consolidated financial statements of Remedy Corporation included in Peregrine Systems, Inc.'s Current Report on Form 8-K dated September 10, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
February 25, 2002

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EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS